Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in Amendment No. 3 of this Registration Statement (No. 333-108344) on Form S-1 of our report dated August 15, 2003, except as to Note 16, which is as of November 4, 2003, relating to the financial statements of Quality Distribution, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Tampa, Florida

November 4, 2003